Exhibit 99.1
T-Mobile Announces Proposed Public Offering of Senior Notes

January 11, 2021

BELLEVUE, Wash.--(BUSINESS WIRE)--T-Mobile US, Inc. (NASDAQ: TMUS) (“T-Mobile”) announced today that T-Mobile USA, Inc., its direct wholly-owned subsidiary (“T-Mobile USA” or the “Issuer”), plans to offer, subject to market and other conditions, up to $2.0 billion aggregate principal amount of senior notes, to be issued in three tranches with maturities in 2026, 2029 and 2031 (collectively, the “notes”) in a registered public offering.

T-Mobile USA intends to use the net proceeds from the offering of the notes for general corporate purposes, which may include among other things, financing acquisitions of additional spectrum and refinancing existing indebtedness on an ongoing basis.

Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, Barclays Capital Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC are the joint book-running managers for the offering of the notes.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering of notes to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the related prospectus supplement and other documents the Issuer will file with the SEC for more complete information about the Issuer and the offering of notes. You may get these documents for free by visiting EDGAR on the SEC Web site at http://www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the notes offering will arrange to send you the prospectus and related prospectus supplement if you request it by contacting Deutsche Bank Securities Inc., Attention: Prospectus Group, 60 Wall Street, New York, New York 10005-2836, by telephone at (800) 503-4611 or by email at prospectus.cpdg@db.com; Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by phone at (800) 831- 9146; Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, North Carolina 27560, 1-800-221-1037, usa.prospectus@credit-suisse.com; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attn: Prospectus Department, Telephone 212-902-1171, Email: prospectus-ny@ny.email.gs.com; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, barclaysprospectus@broadridge.com, (888) 603-5847; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Phone: 631-254-1735; Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, Second Floor, New York, New York 10014 or RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor New York, New York 10281, Attention: Leveraged Capital Markets; by telephone at 1-877-280-1299.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes or any other securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on T-Mobile management’s current expectations. Such statements include, without limitation, statements regarding the planned offering of the notes and statements regarding the intended use of proceeds from the offering of the notes. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, without limitation, prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect T-Mobile and its results is included in T-Mobile’s filings with the SEC, which are available at http://www.sec.gov.

Contacts
T-Mobile US Media Relations:
mediarelations@t-mobile.com
or
Investor Relations:
investor.relations@t-mobile.com